                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 6, 2002

                             Commission File Number:

                       THE MANAGEMENT NETWORK GROUP, INC.

             (Exact name of Registrant as specified in its charter)


          DELAWARE                                        48-1129619
          -------                                         ----------
State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification No.)



             7300 COLLEGE BLVD., SUITE 302, OVERLAND PARK, KS 66210
               (Address of principal executive offices) (Zip Code)

                                  913-345-9315
               Registrant's telephone number, including area code

                                 NOT APPLICABLE

         (Former name, former address and former fiscal year, if changed since last report.)

This Form 8-K/A amends Registrant's previously filed Current Report on Form 8-K dated March 21, 2002




ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

The Management Network Group, Inc., (the "Company" or "TMNG") a Delaware corporation, hereby amends its Current Report on Form 8-K previously filed with the Securities and Exchange Commission on March 21, 2002, relating to the Company's acquisition of Cambridge Strategic Management Group, Inc. ("CSMG") of Boston, Massachusetts. The purpose of this amendment is to provide the financial statements and pro forma financial information required by Item 7.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

See Exhibit 99.1 for the Audited Financial Statements for Cambridge Strategic Management Group, Inc. for The Year Ended December 31, 2001 and Independent Auditors' Report.

(b) PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED).

The following unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the consolidated historical financial statements and notes thereto for the fiscal year ended December 29, 2001 of TMNG included in TMNG's Annual Report on Form 10-K for that year, and the historical consolidated financial statements and notes thereto of CSMG for the year ended December 31, 2001, included as Exhibit 99.1 hereto.

The following unaudited pro forma condensed combined financial statements give effect to the Company's agreement to pay, in exchange for the business and primary net assets of CSMG, an amount equal to $46.5 million as the initial purchase price, payable in 2,892,800 newly-issued and unregistered shares of common stock representing $13.5 million, calculated in accordance with the provisions of the Asset Purchase Agreement at a fixed price of $4.66 per share, and $33.0 million cash consideration. This acquisition was recorded under the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values, which are preliminary and subject to revision which is not expected to be material, based on ongoing analysis. The unaudited pro forma condensed combined statement of operations gives effect to the acquisition, assuming that the acquisition had occurred as of December 31, 2000, the first day of fiscal 2001 for TMNG. The unaudited pro forma condensed combined balance sheet as of December 29, 2001 gives effect to the acquisition transaction as if it had occurred on that date.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated at the respective assumed dates presented, nor is it necessarily indicative of future operating results or financial position.

                       THE MANAGEMENT NETWORK GROUP, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 29, 2001
                                 (in thousands)


                                                                                          Pro forma                 Pro forma
                                                          TMNG              CSMG          Adjustments               Combined
                                                       -----------       -----------      -----------              -----------
Current Assets:
  Cash and cash equivalents .....................      $    86,396       $     1,838      $   (32,983)(1)          $    55,251
  Accounts receivable, net ......................           10,963             3,870             (178)(2)               14,655
  Other assets ..................................            2,071               135               98 (4,5)              2,304
                                                       -----------       -----------      -----------              -----------
     Total current assets .......................           99,430             5,843          (33,063)                  72,210

 Property and equipment, net ....................            1,686             2,019             (405)(2)                3,300
 Deferred tax asset .............................            4,080                              1,519 (8)                5,599
 Intangibles, net ...............................            1,191                              4,008 (3)                5,199
 Goodwill .......................................           22,147                             40,919 (6)               63,066
 Other assets ...................................              508                54                                       562
                                                       -----------       -----------      -----------              -----------
     Total Assets ...............................      $   129,042       $     7,916      $    12,978              $   149,936
                                                       ===========       ===========      ===========              ===========
Current Liabilities:
 Trade accounts payable .........................      $       210       $        54                               $       264
 Accrued payroll, bonuses and related expenses ..            1,393               471                                     1,864
 Other accrued liabilities ......................            3,258               955      $     1,816 (2,4,7)            6,029
                                                       -----------       -----------      -----------              -----------
     Total current liabilities ..................            4,861             1,480            1,816                    8,157
Noncurrent Liabilities ..........................              189               781            3,337 (2,7)              4,307

Stockholders' Equity
 Common Stock ...................................               30                                  3 (9)                   33
 Additional paid-in capital .....................          141,451               162           13,315 (10)             154,928
 (Accumulated deficit) Retained earnings ........          (16,463)            5,493           (5,493)(11)             (16,463)
 Accumulated other comprehensive income -
  Foreign currency translation adjustment .......               17                                                          17
 Unearned compensation ..........................           (1,043)                                                     (1,043)
                                                       -----------       -----------      -----------              -----------
     Total stockholders' equity .................          123,992             5,655            7,825                  137,472
                                                       -----------       -----------      -----------              -----------
Total Liabilities and Stockholders' Equity ......      $   129,042       $     7,916      $    12,978              $   149,936
                                                       ===========       ===========      ===========              ===========

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.


                       THE MANAGEMENT NETWORK GROUP, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 COMBINED BALANCE SHEET AS OF DECEMBER 29, 2001

1. BASIS OF PRESENTATION

On March 6, 2002, The Management Network Group, Inc. agreed to pay, in exchange for the business and primary assets of CSMG, an amount equal to $46.5 million as the initial purchase price, payable in 2,892,800 newly-issued and unregistered shares of common stock representing $13.5 million, calculated in accordance with the provisions of the Asset Purchase Agreement at a fixed price of $4.66 per share, and $33.0 million cash consideration. The transaction was structured as a taxable transaction for Federal income tax purposes, and included $5.4 million in cash consideration to the seller representing a sharing of tax consequence. The purchase price also included $5.2 million representing the working capital purchased from CSMG. Working capital includes cash and trade accounts receivable offset by trade accounts payable and certain accruals. The transaction has been accounted for as a purchase with the majority of the purchase price being allocated to goodwill. The balance sheet presented for TMNG is as of December 29, 2001, its fiscal year-end. The balance sheet presented for CSMG is as of December 31, 2001, its fiscal year-end. The condensed combined balance sheet is assumed to be as of December 29, 2001, as the difference between the year-end dates is not deemed material.

The preliminary allocation of the purchase price is summarized below (in thousands):


Fair value of net assets acquired         $    3,778
Intangible assets, other than goodwill         4,008
Goodwill                                      38,677
                                          ----------
Purchase price                            $   46,463
                                          ==========

The fair value of the net assets acquired was based on preliminary estimates and is subject to further refinement. The purchase price is subject to further refinement based on finalization of working capital and income tax items associated with the final financial statements on March 6, 2002, and the finalization of direct incremental costs incurred in the acquisition.

2. PRO FORMA ADJUSTMENTS (in thousands)

(1) To reflect the adjustment to cash for purchase price in the amount of $32,983.

(2) Purchase accounting adjustment to reflect the elimination of assets and liabilities not acquired or assumed in the acquisition. Total net assets excluded from the acquisition were approximately $40 and are listed in the following table.

Assets
  Receivables                                 $      178
  Property & equipment, net                          405
                                              ----------
                                                     583
Liabilities
  Accrued income taxes                               319
  Other accrued liabilities                          182
  Noncurrent liabilities                              42
                                              ----------
                                                     543
                                              ----------
Net assets excluded from the acquisition      $       40
                                              ==========

(3) Purchase accounting adjustment to reflect the estimated fair value of intangible assets acquired, consisting of customer backlog in the amount of $458, a tradename in the amount of $350, and employment agreements in the amount of $3,200. The intangible assets are recorded based upon an independent appraisal.

(4) Purchase accounting adjustment to reflect the total estimated acquisition costs of $2,242 incurred on March 6, 2002. Included in other current assets were prepaid acquisition costs in the amount of $343, of which $52 of acquisition costs was paid prior to December 29, 2001 and $291 was accrued as of December 29, 2001. The remaining accrual in the amount of $1,899 is shown as a pro forma adjustment to other accrued liabilities.

(5) Purchase accounting adjustment to reflect the amount of $441 due from the CSMG shareholder in connection with the purchase price adjusted for the final working capital and tax sharing expense amounts as of December 29, 2001.

(6) Purchase accounting adjustment to reflect goodwill on purchase in amount equal to excess of the preliminary purchase price over the preliminary allocation of the fair value of the net primary assets acquired in the amount of $38,677, and $2,242 of acquisition costs incurred during the acquisition.

(7) Purchase accounting adjustment to reflect an unfavorable operating lease obligation of $3,797 associated with the assumed operating lease as a result of fair valuing the lease to the market rate at the date of the acquisition. The current and noncurrent amounts are $418 and $3,379, respectively.

(8) Purchase accounting adjustment to reflect a deferred tax asset of $1,519 as a result of the recognition of the unfavorable One Boston Place operating lease commitment.

(9) Purchase accounting adjustment to reflect the par value of TMNG stock consideration to the CSMG shareholder.
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(10) Purchase accounting adjustment to reflect the fair value of stock consideration of $13,477 to the CSMG shareholder as part of the purchase price. This amount is offset by the elimination of CSMG additional paid-in capital.

(11) Purchase accounting adjustment to reflect elimination of CSMG retained earnings.

                       THE MANAGEMENT NETWORK GROUP, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                       FISCAL YEAR ENDED DECEMBER 29, 2001
                    (in thousands, except per share amounts)


                                                                                     Pro forma                  Pro forma
                                                   TMNG              CSMG           Adjustments                 Combined
                                                -----------       -----------       -----------                -----------
Revenues .................................      $    54,832       $    21,303                                  $    76,135
Cost of Services:
 Direct cost of services .................           27,347            10,916                                       38,263
 Equity related charges ..................            2,322                                                          2,322
                                                -----------       -----------       -----------                -----------
    Total cost of services ...............           29,669            10,916                                       40,585
                                                -----------       -----------       -----------                -----------
Gross Profit .............................           25,163            10,387                                       35,550
Operating Expenses:
 Selling, general and administrative .....           16,767             9,044       $    (2,148)(1,2,3,4)           23,663
 Restructuring charges ...................                              1,360                                        1,360
 Equity related charges ..................              843                                                            843
 Goodwill and intangibles, amortization ..            1,996                               1,883 (5)                  3,879
                                                -----------       -----------       -----------                -----------
    Total operating expenses .............           19,606            10,404              (265)                    29,745
                                                -----------       -----------       -----------                -----------
Income (Loss) from Operations ............            5,557               (17)              265                      5,805
Other Income (Expense):
  Interest income ........................            2,433               158              (578)(6)                  2,013
  Interest expense .......................              (14)              (55)               10 (7)                    (59)
  Other, net .............................               (8)               (3)                                         (11)
                                                -----------       -----------       -----------                -----------
    Total other expense ..................            2,411               100              (568)                     1,943
                                                -----------       -----------       -----------                -----------
Income Before Provision for Income
  Taxes ..................................            7,968                83              (303)                     7,748
Provision for Income Taxes ...............           (2,360)              (76)               94 (8)                 (2,342)
                                                -----------       -----------       -----------                -----------
Net Income ...............................      $     5,608       $         7       $      (209)               $     5,406
                                                ===========       ===========       ===========                ===========
Net Income Per Common Share:
   Basic .................................      $      0.19                                                    $      0.17
                                                ===========       ===========       ===========                ===========
   Diluted ...............................      $      0.18                                                    $      0.16
                                                ===========       ===========       ===========                ===========

Shares Used in Calculation of Net Income
 Per Common Share
   Basic .................................           29,736                               2,893 (9)                 32,629
                                                ===========       ===========       ===========                ===========
   Diluted ...............................           30,774                               2,893 (9)                 33,667
                                                ===========       ===========       ===========                ===========

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                              THE MANAGEMENT NETWORK GROUP, INC.
                            NOTES TO UNAUDITED PRO FORMA CONDENSED
                              COMBINED STATEMENTS OF OPERATIONS
                              FISCAL YEAR ENDED DECEMBER 29, 2001

1. PRO FORMA ADJUSTMENTS (in thousands)

(1) Purchase accounting adjustment to reflect the reduction in the amount of $780 in rent expense as a result of TMNG not assuming the previous operating lease of One Boston Place and entering into a new lease for approximately 55% of the CSMG previously leased property at One Boston Place, the current office location of CSMG at the date of the acquisition. Additionally, to reflect the exclusion of rent expense associated with the former office location of CSMG that was not assumed in the acquisition, as of the date CSMG consolidated into its existing location offset by the exclusion of subrental income. The net reduction in rent expense related to the former office space for the period reported is $76.

(2) Purchase accounting adjustment to reflect the reduction in rent expense in the amount of $348 associated with the amortization of the unfavorable operating lease liability established as a result of fair valuing the One Boston Place lease based on market price. The liability is amortized on a straight-line basis over the life of the lease.

(3) Purchase accounting adjustment to reflect the uncollectible receivable due from an affiliate, Cambridge Strategic Management Group Limited, in the amount of $843. This amount was not assumed in the transaction and was written off as a result of the planned dissolution of the affiliated entity in CSMG's historical 2001 Statement of Operations.

(4) Purchase accounting adjustment to reflect the reduction in depreciation expense for equipment not acquired and the fair value adjustment of assets acquired. The total adjustment to depreciation expense is $101.

(5) Purchase accounting adjustment to reflect the straight-line amortization of identified intangible assets acquired. The intangible assets are recorded based upon an independent appraisal. The amortization period of the customer backlog is three months. The amortization periods of the tradename and employment agreements range from two to three years. In accordance with the provisions of FASB Statement No. 142, the goodwill resulting from the acquisition of CSMG has not been amortized.

(6) Purchase accounting adjustment to reflect the reduction of interest income associated with the cash consideration of the acquisition.

(7) Purchase accounting adjustment to reflect the adjustment to interest expense associated with a note payable excluded from the acquisition.

(8) Purchase accounting adjustment to reflect the pro forma effect of the tax provision at the statutory federal and state tax rate of 40% for the current year and the statutory rate adjustment applied to the cumulative deferred tax liability. Prior to the transaction, CSMG was a Sub Chapter S entity for federal tax purposes.

(9) Purchase accounting adjustment to reflect adjustment to shares used in calculation of basic and diluted earnings per share for stock consideration (2,893 shares) to the CSMG shareholder as part of acquisition.

(c) EXHIBITS

The following Exhibits are filed as part of this report:

99.1 Audited Financial Statements for Cambridge Strategic Management Group, Inc. for The Year Ended December 31, 2001 and Independent Auditors' Report.

99.2 Amended and Restated Office Lease, One Boston Place between BRE/One Boston, L.L.C. and Cambridge Strategic Management Group, Inc.

99.3 Consent of Vocatura, Spagnuolo & Company, P.C.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              THE MANAGEMENT NETWORK GROUP, INC.
                                    a Delaware corporation



Dated: May 10, 2002                     By:  /s/ Donald E. Klumb
                                        ----------------------------------------
                                        Donald E. Klumb
                                        Executive Vice President and Chief
                                        Financial Officer

                                  EXHIBIT INDEX

99.1 Audited Financial Statements for Cambridge Strategic Management Group, Inc. for The Year Ended December 31, 2001 and Independent Auditors' Report.

99.2 Amended and Restated Office Lease, One Boston Place between BRE/One Boston, L.L.C. and Cambridge Strategic Management Group, Inc.

99.3 Consent of Vocatura, Spagnuolo & Company, P.C.